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McAfee Security Insights Blog
Performance, Connectivity and Protection Thursday, August 19, 2010 at 8:05 am by George Kurtz
By now you have probably heard the news that McAfee has entered into a definitive agreement to be acquired by Intel. I am really excited about this acquisition because security is as important as energy efficient performance and connectivity when it comes to computing. The combination of McAfee and Intel will significantly increase the protection for consumers and organizations globally and lead to what I believe will be breakthrough security innovations.
Intel to date has focused on energy-efficient performance and Internet connectivity. Today Intel, a name synonymous with innovation, has added security as a third pillar of focus. While you may ask “Why?” — It makes perfect sense to me. Given the current challenges in dealing with the proliferation of virulent malware, bringing software closer to silicon will provide a real advantage for consumers and businesses. Beating back the tide of malware proliferation by changing the game on the bad guys is an exciting proposition.
As mentioned in the official announcement, upon closing of the transaction McAfee will become a division of Intel’s Software and Services group. You may be surprised that Intel has a software group, when you commonly think of them as a hardware company. In fact, McAfee is a perfect fit with the Intel acquisition of Wind River, a leader in embedded and mobile software.
McAfee’s strategy of protecting the multitude of devices such as ATMs, printers, digital copiers, and cars fits with helping organizations better manage and protect the IP enabled mobile and embedded devices that run Wind River embedded and mobile software. This also dovetails nicely with McAfee’s acquisition of Solidcore, a leader in dynamic whitelisting technology that already provides protection for millions of embedded devices.
Obviously we are very early on in the process, but our commitment to provide world-class protection on any platform continues. The only people that should be nervous about this acquisition are the bad guys. Stay tuned for more info....
George
Additional Information and Where to Find It
McAfee, Inc. (“McAfee”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Jefferson Acquisition Corporation, pursuant to which McAfee would be acquired by Intel Corporation (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS

AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by McAfee through the web site maintained by the SEC at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 246-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).
McAfee and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of McAfee in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in McAfee’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 10, 2010. This document is available free of charge at the SEC’s web site at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 246-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).
Note on Forward-Looking Statements
The subject document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, including obtaining antitrust approvals in the U.S., Europe and other jurisdictions, the ability of Intel to successfully integrate McAfee’s operations and employees, the ability to realize anticipated benefits of the proposed Merger, and such other risks as identified in McAfee’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and McAfee’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. McAfee assumes no obligation to update any forward-looking statement contained in the subject document.